Exhibit 10.34

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) dated as of the 18th day of November, 2004, by and among KOPPERS INC., a Pennsylvania corporation (“Koppers” or the “Surviving Corporation”), MERGER SUB FOR KI INC., a Pennsylvania corporation (“Merger Sub”) (Koppers and Merger Sub being herein sometimes collectively referred to as the “Constituent Corporations”) and KI Holdings Inc., a Pennsylvania corporation (“KI Holdings”).

WITNESSETH:

WHEREAS, Merger Sub is a wholly-owned subsidiary of KI Holdings;

WHEREAS, the Constituent Corporations and KI Holdings desire that Merger Sub be merged with and into Koppers, with Koppers being the surviving corporation, upon the terms and conditions set forth herein (the “Proposed Merger”);

WHEREAS, the Constituent Corporations and KI Holdings desire that in the Proposed Merger each share of the voting common stock, $.01 par value, of Koppers will be converted into one share of voting common stock, $.01 par value of KI Holdings, and each share of senior convertible preferred stock, $.01 par value, of Koppers will be converted into one share of senior convertible preferred stock, $.01 par value of KI Holdings, with the result that upon consummation of the Proposed Merger Koppers will be a wholly-owned subsidiary of KI Holdings;

WHEREAS, the Board of Directors and the sole shareholder of Merger Sub have adopted resolutions approving this Agreement in accordance with the Pennsylvania Business Corporation Law of 1988 (the “BCL”);

WHEREAS, the Board of Directors and the shareholders of Koppers have adopted resolutions approving this Agreement in accordance with the BCL; and

WHEREAS, the Board of Directors of KI Holdings have adopted resolutions approving this Agreement in accordance with the BCL (it being noted that no approval of the shareholders of KI Holdings is required because KI Holdings does not have any shareholders at the time of the Proposed Merger).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Koppers, Merger Sub and KI Holdings hereby agree as follows:

1. Terms of Merger. At the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into Koppers pursuant to the provisions of Section 1921 of the BCL (the “Merger”).

2. Surviving Corporation. The corporation surviving the Merger shall be Koppers.

3. Treatment of Shares. At the Effective Time by virtue of the Merger and without any action on the part of any holder of any shares of the voting common stock of Koppers, the senior convertible preferred stock of Koppers or the common stock of Merger Sub (a) each share of voting common stock of Koppers issued and outstanding immediately prior to the Merger shall be converted into one share of voting common stock of KI Holdings, (b) each share of common stock of

Merger Sub issued and outstanding immediately prior to the Merger shall be converted into one share of voting common stock of Koppers, (c) each share of senior convertible preferred stock of Koppers issued and outstanding immediately prior to the Merger shall be converted into one share of senior convertible preferred stock of KI Holdings, (d) each share of voting common stock of Koppers held in the treasury of Koppers shall be deemed retired and cancelled without necessity of further action and (e) each share of senior convertible preferred stock of Koppers held in the treasury of Koppers, if any, shall be deemed retired and cancelled without necessity of further action. KI Holdings agrees that, immediately prior to the Effective Time, it will cause any and all shares of capital stock of KI Holdings issued and outstanding prior to the Effective Time to be cancelled, with the result that immediately upon the Effective Time the owners and percentages of ownership of the capital stock of KI Holdings will be identical to the owners and percentages of ownership of the capital stock of Koppers immediately prior to the Effective Time.

4. Options. At the Effective Time, by virtue of the Merger and without any action on the part of Koppers or the holder of any outstanding unexpired and unexercised option to purchase shares of voting common stock of Koppers (a “Koppers Stock Option”), each Koppers Stock Option granted under any employee stock option or compensation plan or other arrangement of Koppers, whether or not exercisable or vested, shall be automatically converted into an option to purchase, on the same terms, shares of voting common stock of KI Holdings. KI Holdings agrees that immediately prior to the Effective Time it will execute such agreements as are necessary or desirable to undertake obligations identical to those of Koppers with respect to any Koppers Stock Option which were in place immediately prior to the Effective Time.

5. Effective Time. If this Agreement is not terminated as contemplated by Section 9 hereof, Articles of Merger (the “Articles of Merger”), executed in accordance with the BCL, shall be delivered to the Department of State of the Commonwealth of Pennsylvania (the “Department”). The Merger shall become effective upon the filing of the Articles of Merger in the Department (the “Effective Time”).

6. Articles of Incorporation. The Articles of Incorporation of Koppers as in effect at the Effective Time, from and after the Effective Time and until further amended as provided by applicable law, shall be, and may be separately certified as, the Articles of Incorporation of the Surviving Corporation.

7. Bylaws. The Bylaws of Koppers, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation, to remain unchanged until amended in accordance with the provisions thereof and of applicable law.

8. Directors and Officers. At the Effective Time, the Board of Directors of the Surviving Corporation shall consist of those persons who were directors of Koppers immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were officers of Koppers immediately prior to the Effective Time, each such person to hold, in accordance with the Bylaws and at the pleasure of the Board of Directors of the Surviving Corporation, the same office or offices with the Surviving Corporation as he or she then held with Koppers.

9. Termination and Amendment. This Agreement may be terminated by the Board of Directors of any one of Koppers, Merger Sub and KI Holdings at any time prior to the Effective Time. In addition, the respective Boards of Directors and shareholders of Koppers, Merger Sub and KI Holdings may authorize amendment of this Agreement at any time prior to the Effective Time.

10. Miscellaneous. At the Effective Time, all the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of

Merger Sub shall be transferred to, vested in and devolve upon Koppers without further act or deed and all property, rights, and every other interest of Koppers and Merger Sub shall be as effectively the property of Koppers as they were of Koppers and Merger Sub respectively. Merger Sub hereby agrees from time to time, as and when requested by Koppers or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as Koppers may deem necessary or desirable in order to vest in and confirm to Koppers title to and possession of any property of Merger Sub acquired or to be acquired by reason of or as a result of the Merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of Merger Sub and the proper officers and directors of Koppers are fully authorized in the name of Merger Sub or otherwise to take any and all such action.

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IN WITNESS WHEREOF, Koppers, Merger Sub and KI Holdings have caused this Agreement to be executed by their respective Chairmen of the Board of Directors or Presidents or Vice Presidents and attested by their respective Secretaries or Assistant Secretaries all as of the date first above written.

ATTEST:		KOPPERS INC.

By:	/s/ Steven Lacy	By:	/s/ Brian H. McCurrie
Name:	Steven Lacy	Name:	Brian H. McCurrie
Title:	Senior Vice President	Title:	Vice President and Chief Financial Officer

ATTEST:		MERGER SUB FOR KI INC.

By:	/s/ Steven Lacy	By:	/s/ M. Claire Schaming
Name:	Steven Lacy	Name:	M. Claire Schaming
Title:	Senior Vice President	Title:	Treasurer

ATTEST:		KI HOLDINGS INC.

By:	/s/ Steven Lacy	By:	/s/ Brian H. McCurrie
Name:	Steven Lacy	Name:	Brian H. McCurrie
Title:	Senior Vice President	Title:	Vice President and Chief Financial Officer